UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2015

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35619 (Commission File Number)	45-0522567 (IRS Employer Identification No.)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On October 27, 2015 (the “Separation Date”), Stemline Therapeutics, Inc. (the “Company”) and Eric Rowinsky, M.D. agreed to a separation whereby he would depart from his position as the Company’s Executive Vice President, Chief Medical Officer and Head of Research and Development.  Dr. Rowinsky will continue to serve as a consultant to the Company.

(e)                                  In conjunction with the above, the Company’s Compensation Committee (the “Committee”) approved a separation agreement (the “Agreement”) dated October 27, 2015 regarding the terms of Dr. Rowinsky’s separation from the Company.

Under the terms of the Agreement, Dr. Rowinsky will receive: (i) cash payments in a total gross amount of $90,000, payable over a three month period ending January 15, 2016, (ii) a one-time cash payment of $8,595, payable on or about the Separation Date, and (iii) cash payments in a total gross amount of $696,494, payable over a 12 month period commencing at the end of January 2016.  Generally, the separation payments described above are contingent upon Dr. Rowinsky’s execution, delivery and non-revocation of a general release and waiver of claims to the Company.

Following the Separation Date, Dr. Rowinsky has also agreed to serve as a consultant to the Company for two years.  During the consulting period, Dr. Rowinsky’s restricted stock and option awards that are outstanding as of the Separation Date will continue to vest and be subject to the terms and conditions of the Company’s stock plan(s) and the respective award agreements under which they were granted.  If the Company terminates the consulting period before October 27, 2017, other than due to Dr. Rowinsky’s breach of the protective covenants contained in his employment agreement, then Dr. Rowinsky’s then-outstanding and unvested restricted stock and option awards will become fully-vested.  Similarly, if the consulting period has not terminated before October 27, 2017, then Dr. Rowinsky’s then-outstanding and unvested restricted stock and options will become fully-vested on October 27, 2017.  The continued vesting described above is contingent on Dr. Rowinsky’s compliance with the protective covenants contained in his employment agreement with the Company.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibit is filed as a part of this report:

Exhibit Number	Description

10.1	Separation Agreement, dated October 27, 2015, between the Registrant and Eric Rowinsky, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stemline Therapeutics, Inc.
(Registrant)

Date: October 29, 2015

	By:	/s/ Kenneth Hoberman
Kenneth Hoberman
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Separation Agreement, dated October 27, 2015, between the Company and Eric Rowinsky, M.D.